CONSECO VARIABLE INSURANCE COMPANY
                            SECRETARY'S CERTIFICATE

The undersigned, Karl W. Kindig, being the Assistant Secretary of Conseco Variable Insurance Company, a Texas domiciled insurance company, (the "Company"), hereby certifies that attached hereto is a true and correct copy of a resolution duly adopted by the Board of Directors of the Company, which resolution has not been amended, annulled, rescinded, or revoked and is now in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this Secretary's certificate as of this 5th day of January, 2001.

                                        /s/ Karl W. Kindig
                                        ------------------
                                        Karl W. Kindig
                                        Assistant Secretary




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                         WRITTEN CONSENT TO RESOLUTIONS
                          OF THE BOARD OF DIRECTORS OF
                    CONSECO VARIABLE LIFE INSURANCE COMPANY

     The undersigned, being all of the members of the Board of Directors of Conseco Variable Life Insurance Company (the "Company") hereby unanimously consent to the adoption of the following resolutions without a meeting of the Board of Directors of the Company:

     RESOLVED, that the Company develop and implement a program for the offer and sale of variable life insurance contracts (the "Contracts"), to be issued by the Company; and

     RESOLVED, that the Company establish a separate account pursuant to the Texas Insurance Code, said separate account being designated "Conseco Variable Account L" (the "Variable Account"); and

     RESOLVED, that the premiums or other amounts paid to the Company pursuant to such Contracts for purposes of providing benefits under such Contracts are authorized to be allocated to the Separate Account; and

     RESOLVED, that all amounts so allocated to the Separate Account shall be owned by the Company; and

     RESOLVED, that the Contracts issued pursuant to these resolutions from the Variable Account shall provide that the assets of the Variable Account shall provide that the assets of the Variable Account, equal to the reserves and other contract liabilities with respect to the Variable Account, are not changeable with liabilities out of any other business the Company may conduct; and

     RESOLVED, that the income, if any, and gains and losses, realized and unrealized, on the interests in the Variable Account shall be credited or charged to the Variable Account without regard to other gains and losses by the Company; and

     RESOLVED, that the Variable Account shall provide that the assets of the Variable Account, equal to the reserves and other contract liabilities with respect to the Variable Account, are not changeable with liabilities out of any other business and Company may conduct; and

     RESOLVED, that the amounts allocated to the Variable Account, and accumulations thereon, shall be invested and reinvested in the shares of open-ended mutual funds registered as investment companies under the Investment Company Act of 1940, or, otherwise as stated from time to time in the prospectus on file with the SEC; and


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

     RESOLVED, that the filing with the U.S. Securities and Exchange Commission pursuant to Section 5 of the Securities Act of 1933 of a Form N-4 registration statement for the Variable Account and Contracts, including the filing of any amendments thereto and all matters properly incident thereto, is hereby authorized and approved; and

     RESOLVED, that the filing with the U.S. Securities and Exchange Commission pursuant to Section 8 of the Investment Company Act of 1940 ("1940 Act"), registering the Variable Account as a unit investment trust under said Act, including the filing of any amendments thereto and all matters properly incident thereto, is hereby authorized and approved; and

     RESOLVED, that the filing with the U.S. Securities and Exchange Commission of applications, and amendments thereto, for exemptions from the provisions of the Investment Company Act of 1940 and the rules and regulations thereunder as may be necessary or appropriate to effectuate the purposes of these resolutions, are hereby authorized and approved; and

     RESOLVED, that the officers of the Company be, and each of them hereby is, authorized to take all actions necessary to maintain the registration of the Variable Account as a unit investment trust under the 1940 Act, and to take such related actions as they deem necessary or appropriate to carry out the foregoing, including, without limitation, the following: determining that the fundamental investment policy of the Variable Account shall be to invest and reinvest its assets in securities issued by such open-end management investment companies registered under the 1940 Act as the officers may designate consistent with provisions of the Contracts issued by the Company; establishing one or more sub-accounts of the Variable Account to which payments under the Contracts will be allocated in accordance with orders received from Contract owners or Participants; reserving to the officers the authority to increase or decrease the number of sub-accounts in the Variable Account as they deem necessary or appropriate; investing each sub-account only in shares of a single investment company or a single portfolio of an investment company organized as a series fund pursuant to the 1940 Act, including substituting from time to time the shares of another single investment company or single portfolio of a series fund for such shares then invested in such sub-account, as the officers acting in accordance with the provisions of the Contracts deem necessary or appropriate; and the aforesaid being subject to the commencement of the Variable Account's operations as a unit investment trust which invests in shares of one or more portfolios of the Conseco Series Trust; and

     RESOLVED, that the officers of the Company be and hereby are authorized to take such further action and to execute such additional documents as they deem necessary or appropriate to effectuate the purposes of the foregoing resolutions.


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

    The resolutions adopted pursuant to this Written Consent shall be effective as of February 22, 2000.


/s/ Ngaire E. Cuneo                           /s/ Follin M. Dick
-------------------                           ------------------
Ngaire E. Cuneo                               Follin M. Dick

/s/ Thomas J. Kilian                          Stephen G. Hilbert
--------------------                          ------------------
Thomas J. Kilian                              Stephen G. Hilbert

/s/ John J. Sabl
----------------
John J. Sabl



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